Exhibit 21.1
LIST OF SUBSIDIARIES

	Jurisdiction of Formation	Current Names Under Which Do Business
American Reprographics Company, L.L.C.	California	American Draftsource ARC
ARC — Central
ARC — Pacific
ARC — Pacific Northwest
ARC — Western
ARC Imaging Resources
Blair Graphics
Blue Print Service Company
BPS Reprographics
BRAT Blueprinting
Brownie’s Digital Imaging
Central Valley Reprographics
City Digital Imaging
Consolidated Reprographics
Dieterich — Post
Digital Reprographics
Elite Reprographics
Ford Graphics
Hudson Reprographics
IDM Group
Independent Printing Company
InPrint
KV Blueprint
Mercury — LDO
Mossner
Mossner IDM
OCB
Peninsula Digital
Peninsula Digital Imaging
Pikes Peak Reprographics
Reliable Graphics
Riot Creative Imaging
San Jose Blue
SBD Reprographics
Scott Blue Reprographics
Stockton Blue
Stockton Blueprint and Supply Company
The Blue Print Company
Wray’s Enterprises

American Reprographics Company India	India
Private Limited
ARC — UK Technologies Limited	United Kingdom
ARC Acquisition Corporation	California
ARC Digital Canada Corp.	British Columbia	ARC
ARC Document Solutions Australia Pty Ltd	Australia
ARC Reprographics Canada Corp	British Columbia
ARC Reprographics Hong Kong, Limited	Hong Kong
ARC Technology Bermuda, Ltd.	Bermuda
BPI Repro, LLC	California	ARC
ARC — Pennsylvania
BP Independent
Riot Creative Imaging

	Jurisdiction of Formation	Current Names Under Which Do Business
Dunn Blue Print Company, Inc.	Michigan	ARC — Central
Detroit Reprographics
Gwyer Reprographics
Letter Perfect Design
Veenestra
ERS Digital, Inc.	Minnesota	ARC
ARC — Mesa
ARC Document Solutions
Atlas Blueprint
Dayton Blue Print Company
DBS Engineering Repro Systems
eBlueprint
Queen City Reprographics
Resource Imaging Supply
Riot Creative Imaging
RK Digital
Wagner Repro & Supply
Henan Unis Waytron Document Technology Co., Ltd.	People’s Republic of China
Leet-Melbrook, Inc.	Maryland	ARC
Licensing Services International, LLC	California
MBC Precision Imaging, Inc.	Maryland	ARC Riot Creative Imaging
McKee Enterprises, Inc.	Arizona	Advance Reprographics
ARC ARC — Mesa
Mirror Plus Technologies, Inc.	California	ARC
Olympic Reprographic, LLC	Washington	ARC
Planwell, LLC	California
Reprografia Digital de Mexico, S.A. de C.V.	Mexico
Reprographics Fort Worth, Inc.	Delaware
Reprographics Northwest, LLC	California	ARC
ARC — Pacific Northwest
Blueprints Plus
Ford Graphics
Ford Graphics Seattle
Kestrel Blueprint Company
Micro Device
Repro Northwest
Riot Creative Imaging
Superior Reprographics
Tacoma Reprographics

	Jurisdiction of Formation	Current Names Under Which Do Business
Ridgway’s, LLC	Texas	A&E Supply Company
A-C Reproduction Company A-Plus Digital Reprographics
AEC Systems
American Reprographics Southeast
ARC
ARC — Eastern
ARC — Southern
ARC BIM Services Group
ARC Document Solutions
Crest Graphics
Georgia Blue
Imaging Technologies Services
IT Plus Technologies
Kansas Blue print
Mathias Reprographics
Metro Digital Imaging
Mix Imaging
NGI Digital
Orlando Reprographics
Pennsylvania Ridgway’s. LLC
Rapid Blueprint Supply Co.
RCMS
RCMS Group
Reprographics Arlington
Reprographics Dallas
Reprographics Fort Worth
Reprographics Roanoke
Rhode Island Blueprint
Ridgway’s Best Digital
Ridgway’s Digital Imaging of Destin
Ridgway’s IL, LLC
Ridgway’s MD, LLC
Riot Creative Imaging
StratoGrafix
Tampa Reprographics
Torrence Document Service
T-Square Express
University Imaging
Western Blue Print Company
Shanghai Unis Printing Technology Co., Ltd.	People’s Republic of China
SubHub, Inc.	California
The PEiR Group, LLC	California
The PEiR Group International, LLC	California
UNIS Document Solutions Co., Ltd.	People’s Republic of China